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                                                                      Exhibit 11

                              Harmon Industries, Inc.
                                    Form 10-K

                          Computation of Per Share Earnings
                      (in thousands, except earnings per share)


                                                                    Three Months ended December 31,
                                                              -------------------------------------------
                                                                   1999                          1998
                                                              -------------                   -----------
Basic:

Net earnings (loss)                                            $    (2,829)                   $    3,520
                                                               -----------                    ----------
                                                               -----------                    ----------
Weighted average shares outstanding                                 11,375                        10,638
Shares representing unearned compensation                              (15)                          (13)
                                                               -----------                    ----------
   Total                                                            11,360                        10,625
                                                               -----------                    ----------
                                                               -----------                    ----------
Basic earnings per share                                       $     (0.25)                   $     0.33
                                                               -----------                    ----------
                                                               -----------                    ----------

Diluted:

Net earnings (loss)                                            $    (2,829)                   $    3,520
                                                               -----------                    ----------
                                                               -----------                    ----------

Weighted average shares outstanding                                 11,375                        10,638
Shares representing unearned compensation                              (15)                          (13)
Equivalent shares under option plans                                    21                           149
                                                               -----------                    ----------
   Total                                                            11,381                        10,774
                                                               -----------                    ----------
                                                               -----------                    ----------
Diluted earnings (loss) per share                              $     (0.25)                   $     0.33
                                                               -----------                    ----------
                                                               -----------                    ----------



                                                                    Twelve Months ended December 31,
                                                              -------------------------------------------
                                                                   1999                          1998
                                                              -------------                   -----------
Basic:

Net earnings (loss)                                             $      846                   $    13,402
                                                               -----------                    ----------
                                                               -----------                    ----------
Weighted average shares outstanding                                 11,104                        10,553
Shares representing unearned compensation                              (12)                          (12)
                                                               -----------                    ----------
   Total                                                            11,092                        10,541
                                                               -----------                    ----------
                                                               -----------                    ----------
Basic earnings (loss) per share                                 $     0.08                   $      1.27
                                                               -----------                    ----------
                                                               -----------                    ----------

Diluted:

Net earnings (loss)                                             $      846                   $    13,402
                                                               -----------                    ----------
                                                               -----------                    ----------

Weighted average shares outstanding                                 11,104                        10,553
Shares representing unearned compensation                              (12)                          (12)
Equivalent shares under option plans                                    79                           143
                                                               -----------                    ----------
   Total                                                            11,171                        10,684
                                                               -----------                    ----------
                                                               -----------                    ----------
Diluted earnings (loss) per share                               $     0.08                   $      1.25
                                                               -----------                    ----------
                                                               -----------                    ----------



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